Exhibit 99.1
PepsiCo Reports First-Quarter 2020 Results; Provides 2020 Business Update
Reported (GAAP) First-Quarter 2020 Results

First Quarter
Net revenue growth	7.7%
Foreign exchange impact on net revenue	—%
Earnings per share (EPS)	$0.96
EPS change	(4)%
Foreign exchange impact on EPS	—%
Organic/Core (non-GAAP)1 First-Quarter 2020 Results

First Quarter
Organic revenue growth	7.9%
Core EPS	$1.07
Core constant currency EPS change	10%
PURCHASE, N.Y. - April 28, 2020 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the first quarter 2020 and provided a 2020 business update.
“Our sympathies go out to all affected by COVID-19 and we thank all those working to keep people safe through this crisis. I also want to personally thank every one of our associates for their tireless efforts to serve customers, consumers and communities with much needed food and beverages during these uncertain times. And to support our communities, PepsiCo launched an initiative to contribute more than $50 million focused on serving nutritious meals to people impacted by COVID-19 and providing vital support such as protective gear for healthcare workers, as well as testing and screening services. From community relief efforts to making, moving, and selling our products, PepsiCo employees around the world overcame immense challenges and disruptions. Our first quarter results reflect these efforts and the agility of our business which delivered high single-digit net revenue growth,” said PepsiCo Chairman and CEO, Ramon Laguarta.
“This gives us confidence that the investments behind our Faster, Stronger and Better framework are working - as we invest in our brands, supply chain and go-to-market systems, manufacturing capacity, capabilities and culture, and our society by integrating purpose into everything we do.
I am also pleased to announce that we closed our highly strategic acquisition of Rockstar Energy Beverages and have entered into a national agreement to be the exclusive distributor of Bang Energy drinks in the United States. Together, these brands coupled with Mountain Dew, position PepsiCo to better participate and capture its fair share within an attractive and highly profitable category.
Despite a strong first quarter, there is still a great deal of uncertainty that exists in relation to COVID-19, including how geographies, retail channels and consumer behaviors will evolve over time. Due to this uncertainty, the Company's previous financial outlook regarding fiscal year 2020 is no longer applicable. However, with a strong balance sheet, highly cash generative business and ample liquidity, we believe we have adequate flexibility to meet the needs of our business and return cash to shareholders.
With a strong portfolio of brands in attractive categories, an agile supply chain and flexible go-to- market systems, we are successfully managing through the complexities of today and building competitive advantages to emerge an even stronger company in the future.”

1 Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic,” “Core” and “Constant Currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s 2020 business update. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 weeks ended March 21, 2020 (Q1 2020 Form 10-Q) filed with the SEC on April 28, 2020 for additional information regarding PepsiCo’s financial results.

Summary First-Quarter 2020 Performance

	Revenue				Volume
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	Organic Volume % Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snacks	Beverages
Frito-Lay North America	7	—	—	7	5
Quaker Foods North America	7	—	—	7	8
PepsiCo Beverages North America	7	—	(1)	6		6
Latin America	6	2	—	8	2.5	5
Europe	14	—	—	14	5	13
Africa, Middle East and South Asia	9	(1.5)	6	14	13	11
Asia Pacific, Australia and New Zealand and China Region	6	2	—	7	3.5	(2)
Total	8	—	—	8	5.5	6

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	4	2	—	6
Quaker Foods North America	8	0.5	—	9
PepsiCo Beverages North America	(24)	—	—	(24)
Latin America	1	2	—	3
Europe	28	(14)	—	13
Africa, Middle East and South Asia	26	(5)	(1)	20
Asia Pacific, Australia and New Zealand and China Region	33	(3)	1	32
Corporate unallocated expenses	61	(81)	—	(20)
Total	(4)	11	—	6

EPS	(4)	15	—	10

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

Update on Functional Beverage Strategy
The Company recently closed its acquisition of Rockstar Energy Beverages and entered into a new distribution agreement with Vital Pharmaceuticals, Inc., the manufacturer of Bang® Energy drinks. The agreement with Vital Pharmaceuticals provides PepsiCo and its bottlers with the exclusive right to distribute the portfolio of Bang Energy beverages in the United States.
As the company works to be more consumer-centric and capitalize on rising demand in the functional beverage space, PepsiCo’s agreement with Vital Pharmaceuticals complements the strategic rationale behind its acquisition of Rockstar: to create meaningful new partnerships in the energy space - a high growth, highly profitable category; accelerate Rockstar’s performance; and unlock PepsiCo’s ability to expand in the category with existing brands such as Mountain Dew.
Guidance and Outlook
Given the uncertainties associated with the magnitude and duration of the COVID-19 pandemic on our business, the Company’s previous financial outlook regarding fiscal year 2020 is no longer applicable.
However, the Company continues to expect:

•	A core effective tax rate of approximately 21 percent; and

•	Total cash returns to shareholders of approximately $7.5 billion, comprised of dividends of $5.5 billion and share repurchases of $2 billion.
In addition, the Company now expects a 3 to 4 percentage-point foreign exchange translation headwind to negatively impact reported net revenue and core EPS performance based on current market consensus rates.
Earnings Discussion and Conference Call:
At approximately 6:15 a.m. (Eastern time) today, the Company will post a pre-recorded management discussion of its first quarter 2020 results and business update at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) today, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended
	3/21/2020	3/23/2019
Net Revenue	$13,881	$12,884
Cost of sales	6,127	5,688
Gross profit	7,754	7,196
Selling, general and administrative expenses (a)	5,830	5,188
Operating Profit	1,924	2,008
Other pension and retiree medical benefits income	77	64
Net interest expense and other	(290)	(204)
Income before income taxes	1,711	1,868
Provision for income taxes	360	446
Net income	1,351	1,422
Less: Net income attributable to noncontrolling interests	13	9
Net Income Attributable to PepsiCo	$1,338	$1,413

Diluted
Net income attributable to PepsiCo per common share	$0.96	$1.00
Weighted-average common shares outstanding	1,396	1,413

(a)
The increase in selling, general and administrative expenses for the 12 weeks ended March 21, 2020 as compared to the 12 weeks ended March 23, 2019, reflects the unfavorable mark-to-market net impact on commodity derivatives, certain charges taken as a result of the COVID-19 pandemic and higher advertising and marketing expenses.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended
	3/21/2020	3/23/2019
Net Revenue
Frito-Lay North America	$4,074	$3,815
Quaker Foods North America	634	594
PepsiCo Beverages North America	4,838	4,510
Latin America	1,310	1,241
Europe	1,839	1,620
Africa, Middle East and South Asia	631	579
Asia Pacific, Australia and New Zealand and China Region	555	525
Total	$13,881	$12,884

Operating Profit
Frito-Lay North America	$1,202	$1,159
Quaker Foods North America	150	138
PepsiCo Beverages North America	297	389
Latin America	231	230
Europe	146	115
Africa, Middle East and South Asia	134	105
Asia Pacific, Australia and New Zealand and China Region	142	106
Corporate unallocated expenses	(378)	(234)
Total	$1,924	$2,008

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Statement of Cash Flows (in millions, unaudited)

	12 Weeks Ended
	3/21/2020	3/23/2019
Operating Activities
Net income	$1,351	$1,422
Depreciation and amortization	533	498
Share-based compensation expense	61	57
Restructuring and impairment charges	38	26
Cash payments for restructuring charges	(60)	(52)
Pension and retiree medical plan expenses	40	47
Pension and retiree medical plan contributions	(234)	(260)
Deferred income taxes and other tax charges and credits	25	216
Net tax related to the Tax Cuts and Jobs Act (TCJ Act)	—	(29)
Change in assets and liabilities:
Accounts and notes receivable	(784)	(406)
Inventories	(312)	(435)
Prepaid expenses and other current assets	(263)	(382)
Accounts payable and other current liabilities	(1,419)	(1,207)
Income taxes payable	204	120
Other, net	71	40
Net Cash Used for Operating Activities	(749)	(345)

Investing Activities
Capital spending	(484)	(442)
Sales of property, plant and equipment	5	2
Acquisition of SodaStream International Ltd. (SodaStream)	(9)	(1,807)
Other acquisitions and investments in noncontrolled affiliates	(445)	(56)
Short-term investments, by original maturity - three months or less, net	7	9
Other investing, net	1	(6)
Net Cash Used for Investing Activities	(925)	(2,300)

Financing Activities
Proceeds from issuances of long-term debt	6,429	1,122
Payments of long-term debt	(1)	(1,851)
Short-term borrowings, by original maturity:
More than three months - proceeds	164	2
More than three months - payments	(2)	—
Three months or less, net	2,794	115
Cash dividends paid	(1,349)	(1,332)
Share repurchases - common	(573)	(940)
Proceeds from exercises of stock options	78	103
Withholding tax payments on restricted stock units and performance stock units converted	(76)	(93)
Other financing	(2)	(2)
Net Cash Provided by/(Used for) Financing Activities	7,462	(2,876)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(66)	57
Net Increase/(Decrease) in Cash and Cash Equivalents and Restricted Cash	5,722	(5,464)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	5,570	10,769
Cash and Cash Equivalents and Restricted Cash, End of Period	$11,292	$5,305

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$148	$59

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Balance Sheet (in millions except per share amounts)

	(unaudited)
	3/21/2020	12/28/2019
ASSETS
Current Assets
Cash and cash equivalents	$11,089	$5,509
Short-term investments	158	229
Accounts and notes receivable, net	8,477	7,822
Inventories:
Raw materials and packaging	1,502	1,395
Work-in-process	277	200
Finished goods	1,821	1,743
	3,600	3,338
Prepaid expenses and other current assets	944	747
Total Current Assets	24,268	17,645
Property, Plant and Equipment, net	18,980	19,305
Amortizable Intangible Assets, net	1,443	1,433
Goodwill	15,465	15,501
Other indefinite-lived intangible assets	14,536	14,610
Indefinite-Lived Intangible Assets	30,001	30,111
Investments in Noncontrolled Affiliates	2,719	2,683
Deferred Income Taxes	4,357	4,359
Other Assets	3,294	3,011
Total Assets	$85,062	$78,547

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$5,882	$2,920
Accounts payable and other current liabilities	16,196	17,541
Total Current Liabilities	22,078	20,461
Long-Term Debt Obligations	35,361	29,148
Deferred Income Taxes	4,060	4,091
Other Liabilities	10,004	9,979
Total Liabilities	71,503	63,679
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,389 and 1,391 shares, respectively)	23	23
Capital in excess of par value	3,741	3,886
Retained earnings	61,920	61,946
Accumulated other comprehensive loss	(15,057)	(14,300)
Repurchased common stock, in excess of par value (478 and 476 shares, respectively)	(37,162)	(36,769)
Total PepsiCo Common Shareholders’ Equity	13,465	14,786
Noncontrolling interests	94	82
Total Equity	13,559	14,868
Total Liabilities and Equity	$85,062	$78,547

Non-GAAP Measures
In discussing financial results, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): core results, core constant currency results, free cash flow and organic revenue growth. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; amounts associated with mergers, acquisitions, divestitures and other structural changes; pension and retiree medical related items; charges or adjustments related to the enactment of new laws, rules or regulations, such as significant tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; asset impairments (non-cash); and remeasurements of net monetary assets. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers, retailers and independent distributors.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items for the 12 weeks ended March 21, 2020 and March 23, 2019, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q1 2020 Form 10-Q. For further information regarding these excluded items for the year ended December 28, 2019, refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019.
Inventory fair value adjustments and merger and integration charges
In the 12 weeks ended March 21, 2020, charges related to our acquisition of BFY Brands, Inc. and Pioneer Food Group Ltd.

In the year ended December 28, 2019, charges primarily related to our acquisition of Sodastream.
Pension-related settlement charges
In the year ended December 28, 2019, settlement charges related to the purchase of a group annuity contract and settlement charges related to one-time lump sum payments to certain former employees who had vested benefits.
Net tax related to the Tax Cuts and Jobs Act
During the fourth quarter of 2017, the TCJ Act was enacted in the United States. In periods subsequent to the enactment of the TCJ Act, we recognized certain tax benefits and/or expenses associated therewith.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending, plus sales of property, plant and equipment. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. We use free cash flow primarily for financing activities, including debt repayments, dividends and share repurchases. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Organic revenue growth: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, foreign exchange translation and, when applicable, the impact of the 53rd reporting week.
2020 core effective tax rate
Our 2020 core effective tax rate expectation excludes the mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. We are not able to reconcile our full year projected 2020 core effective tax rate to our full year projected 2020 reported effective tax rate because we are unable to predict the 2020 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of this measure.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 Weeks Ended March 21, 2020
(unaudited)

	12 Weeks Ended 3/21/2020
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Volume(b)	Effective net pricing
Frito-Lay North America	7%	—	—	7%	5	2
Quaker Foods North America	7%	—	—	7%	8	(2)
PepsiCo Beverages North America	7%	—	(1)	6%	7	(0.5)
Latin America	6%	2	—	8%	3	5
Europe	14%	—	—	14%	10	3
Africa, Middle East and South Asia	9%	(1.5)	6	14%	10	3
Asia Pacific, Australia and New Zealand and China Region	6%	2	—	7%	1	7
Total	8%	—	—	8%	6	2

(a)	Organic revenue growth is a financial measure that is not in accordance with GAAP.

(b)
Excludes the impact of acquisitions and divestitures. In certain instances, volume growth varies from the amounts disclosed in the Summary First-Quarter 2020 Performance table on page 2 due to nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between BCS and CSE, as well as the mix of beverage volume sold by our company-owned and franchise-owned bottlers. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 Weeks Ended March 21, 2020
(unaudited)

	12 Weeks Ended 3/21/2020
		Impact of Items Affecting Comparability					Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Net tax related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	4%	—	—	2	—	6%	—	6%
Quaker Foods North America	8%	—	0.5	—	—	9%	—	9%
PepsiCo Beverages North America	(24)%	—	—	—	—	(24)%	—	(24)%
Latin America	1%	—	2	—	—	3%	—	3%
Europe	28%	—	1	(15)	—	13%	—	13%
Africa, Middle East and South Asia	26%	—	(8)	3	—	21%	(1)	20%
Asia Pacific, Australia and New Zealand and China Region	33%	—	(3)	—	—	31%	1	32%
Corporate unallocated expenses	61%	(82)	—	—	—	(20)%	—	(20)%
Total Operating Profit	(4)%	10	—	0.5	—	6%	—	6%
Net Income Attributable to PepsiCo	(5)%	11	1	1	2	9%	—	9%
Net Income Attributable to PepsiCo per common share – diluted	(4)%	11	1	1	2	10%	—	10%

(a)
Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended March 21, 2020 and March 23, 2019
(in millions except per share amounts, unaudited)

	12 Weeks Ended 3/21/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$6,127	$7,754	$5,830	$1,924	$77	$360	$1,338	$0.96	21.0%
Items Affecting Comparability
Mark-to-market net impact	(38)	38	(104)	142	—	35	107	0.08	0.3
Restructuring and impairment charges	(2)	2	(30)	32	6	6	32	0.02	(0.1)
Merger and integration charges	—	—	(25)	25	—	3	22	0.02	(0.2)
Core, Non-GAAP Measure (a)	$6,087	$7,794	$5,671	$2,123	$83	$404	$1,499	$1.07	21.1%

	12 Weeks Ended 3/23/2019
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$5,688	$7,196	$5,188	$2,008	$64	$446	$1,413	$1.00	23.9%
Items Affecting Comparability
Mark-to-market net impact	19	(19)	41	(60)	—	(14)	(46)	(0.03)	—
Restructuring and impairment charges	(8)	8	(23)	31	(5)	3	23	0.02	(0.2)
Inventory fair value adjustments and merger and integration charges	(14)	14	(1)	15	—	2	13	0.01	(0.1)
Net tax related to the TCJ Act	—	—	—	—	—	29	(29)	(0.02)	1.6
Core, Non-GAAP Measure (a)	$5,685	$7,199	$5,205	$1,994	$59	$466	$1,374	$0.97	25.2%

(a)
Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

(b)	Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.

(c)
The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended March 21, 2020 and March 23, 2019
(in millions, unaudited)

	12 Weeks Ended 3/21/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,202	$—	$5	$23	$1,230
Quaker Foods North America	150	—	1	—	151
PepsiCo Beverages North America	297	—	3	—	300
Latin America	231	—	5	—	236
Europe	146	—	8	—	154
Africa, Middle East and South Asia	134	—	2	2	138
Asia Pacific, Australia and New Zealand and China Region	142	—	—	—	142
Corporate unallocated expenses	(378)	142	8	—	(228)
Total	$1,924	$142	$32	$25	$2,123

	12 Weeks Ended 3/23/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,159	$—	$—	$—	$1,159
Quaker Foods North America	138	—	—	—	138
PepsiCo Beverages North America	389	—	6	—	395
Latin America	230	—	—	—	230
Europe	115	—	6	15	136
Africa, Middle East and South Asia	105	—	8	—	113
Asia Pacific, Australia and New Zealand and China Region	106	—	3	—	109
Corporate unallocated expenses	(234)	(60)	8	—	(286)
Total	$2,008	$(60)	$31	$15	$1,994

(a)
Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Growth Reconciliation

	12 Weeks Ended
	3/21/2020
Reported gross margin growth	1	bps
Mark-to-market net impact	41
Restructuring and impairment charges	(5)
Inventory fair value adjustments and merger and integration charges	(10)
Core gross margin growth	27	bps
Operating Margin Performance Reconciliation

	12 Weeks Ended
	3/21/2020
Reported operating margin performance	(172)	bps
Mark-to-market net impact	149
Restructuring and impairment charges	(1)
Inventory fair value adjustments and merger and integration charges	6
Core operating margin performance	(18)	bps

Note – Certain amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: the impact of the spread of COVID-19; future demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in laws related to the use or disposal of plastics or other packaging of PepsiCo’s products; changes in, or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; PepsiCo’s ability to compete effectively; failure to realize anticipated benefits from PepsiCo’s productivity or reinvestment initiatives or operating model; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; uncertain or unfavorable economic conditions in the countries in which PepsiCo operates; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; increased costs, disruption of supply or shortages of raw materials and other supplies; water scarcity; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete, integrate or manage acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that can result in an impairment charge; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of, or a significant reduction in sales to, any key customer; disruption to the retail landscape, including rapid growth in the e-commerce channel and hard discounters; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or legal, regulatory or market measures to address climate change; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; failure to adequately protect our intellectual property rights or infringement of intellectual property rights of others; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations; and other factors that may adversely affect the price of PepsiCo’s publicly traded securities and financial performance.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.